Exhibit 99.1

GFI Group Inc. Announces Second Quarter Results

(Results relate to the second quarter 2014 and comparisons are versus the second quarter 2013, unless otherwise stated)

- GAAP Total Revenues: $218.1 Million; GAAP Net Revenues: $186.3 Million

- GAAP Net Loss: $97.8 Million, or ($0.78) per Diluted Share

- GAAP net loss includes a $121.6 Million non-cash pre-tax goodwill impairment charge

- Non-GAAP Net Income: $1.3 Million, or $0.01 per Diluted Share

- Cash Earnings: $19.2 Million, or $0.15 per Diluted Share

- Year to date June 30, 2014 Non-GAAP Net Income: $7.5 Million, or $0.06 per Diluted Share

NEW YORK, July 31, 2014 /PRNewswire/ -- GFI Group Inc. (NYSE: GFIG), a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets, reported today its financial results for the three and six months ended June 30, 2014.

Highlights of Results	Three months ended June 30,		Six months ended June 30,
$ in millions	2014	2013	2014	2013
Total revenues	$218.1	$242.3	$458.8	$486.7
Net revenues	186.3	198.4	388.8	399.9
Brokerage revenues	155.6	174.0	328.7	350.7
Software, analytics and market data revenue	25.6	21.8	51.4	44.0
Compensation ratio (1)	69.4%	68.2%	68.7%	68.4%
Non-compensation ratio (1)	31.5%	27.2%	29.6%	27.0%
Non-GAAP net income (1)	$1.3	$7.1	$7.5	$14.3
Cash earnings (1)	19.2	27.6	45.5	54.8

(1) Item represents a non-GAAP financial measure; see discussion below, as well as a reconciliation to GAAP in the financial tables attached to this release.

On Wednesday, July 30th, GFI Group, Inc. ("GFI") announced an agreement to sell its Trayport and FENICS businesses to CME Group Inc. ("CME") in a two-step transaction. First, CME will acquire all the outstanding common stock of GFI for $4.55 per share in CME Class A common stock. Immediately following the acquisition of GFI Group, a private consortium of GFI management led by Executive Chairman Michael Gooch, CEO Colin Heffron and Managing Director Nick Brown, will acquire GFI's wholesale brokerage business from CME for $165 million in cash and the assumption, at closing, of approximately $63 million in unvested deferred compensation and other liabilities.

After the completion of the transaction, the wholesale brokerage business, including the Kyte Group, will continue as a private company with its management and operations largely unchanged. The transaction is expected to close in early 2015, subject to GFI shareholder and regulatory approvals.

Regarding GFI's financial results, Colin Heffron, Chief Executive Officer, commented: "In the second quarter revenues from our software, analytics and market data businesses increased 17.4% due to strong growth from Trayport. However, GFI's brokerage business continued to be impacted by a number of cyclical and structural headwinds including muted volatility across asset classes, low interest rates, higher capital requirements and ongoing regulatory changes. As a result, non-GAAP brokerage and net revenues declined 10.6% and 6.8%, respectively.

"Matching session revenues continue to grow and remain a key focus of our electronic trading strategy in fixed income and foreign exchange products. Matching session revenues grew 49% year over year in cash bond products globally. In the Americas and EMEA, fixed income matching session revenues represented approximately 49% and 17% of total fixed income product revenues, respectively.

"Difficult trading conditions and less favorable foreign currency translation in Europe masked progress in the compensation expense area. However, broker compensation as a percentage of brokerage revenues decreased despite a significant decline in brokerage revenues. Further, our continued discipline with regards to sign-on and retention bonus payments led to an improvement in expense of $2.2 million in 2014. We expect considerable operating leverage if higher volumes return to the global markets.

"GFI's preliminary July total revenues are tracking down approximately 3.5% year over year.

"GFI's second quarter cash earnings were $19.2 million, or $0.15 per diluted share.

"Given the pending transaction with CME Group, the dividend has been suspended at this time."

GAAP Results: Second Quarter 2014

Net revenues were $186.3 million, compared to $198.4 million in the prior year. Net loss was $97.8 million, or ($0.78) per diluted share, compared with net income of $6.7 million, or $0.05 per diluted share. Compensation and employee benefits expense was 69.8% of net revenues, versus 67.8% in the prior year quarter. Non-compensation expenses were $185.3 million, or 99.4% of net revenues, compared to $56.2 million, or 28.3%, in the prior year quarter. GAAP non-compensation expenses in the second quarter of 2014 include a $121.6 million non-cash pre-tax goodwill impairment charge related to the wholesale brokerage reporting units and Kyte.

Non-GAAP Results: Second Quarter 2014

Revenues

Net revenues were $184.0 million as compared to $197.3 million in the second quarter of 2013.

Brokerage revenues were $155.6 million compared to $174.0 million in the prior year quarter. Revenues from fixed income, financial, commodity and equity products were down 9.7%, 14.3%, 1.3% and 17.4%, respectively. By geographic region, brokerage revenues increased 4.3% in EMEA, but declined 24.0% and 20.3% in the Americas and Asia-Pacific, respectively.

Revenues from trading software, analytics and market data products were $25.6 million, up 17.4% from $21.8 million in the prior year.

Expenses

Our compensation and employee benefits expense was $127.7 million, or 69.4% of net revenues, compared with $134.6 million, or 68.2%, in second quarter of 2013. Non-compensation expenses were $58.0 million, or 31.5% of net revenues, compared with $53.6 million, or 27.2%, in the prior year.

Earnings

GFI's net income was $1.3 million, or $0.01 per diluted share, compared with $7.1 million, or $0.06 per diluted share, in the prior year second quarter.

The effective non-GAAP year to date tax rate was estimated at a negative 22.1% as compared to 36.0% for full-year 2013. The negative 2014 tax rate was a result of regional shifts in taxable incomes.

GAAP Results: Six Months ended June 30, 2014

Net revenues were $388.8 million for the six months ended June 30, 2014 compared with $399.9 million in the same period of 2013. Net loss was $93.8 million, or ($0.76) per diluted share for 2014, compared with $11.4 million net income, or $0.09 per diluted share, in 2013. The compensation and employee benefits ratio in 2014 was 68.9% of net revenues versus 67.9% in 2013. Non-compensation expenses for the six months ended June 30, 2014 were $244.5 million, or 62.9% of net revenues, compared with $120.6 million, or 30.2%, in the same period of 2013. Non-compensation expenses in the six months ended June 30, 2014 include a $121.6 million non-cash pre-tax goodwill impairment charge.

Non-GAAP Results: Six Months ended June 30, 2014

Net revenues for the six months ended June 30, 2014 were $386.1 million compared to $397.1 million in the same period of 2013. Net income was $7.5 million, or $0.06 per diluted share, for the six months ended June 30, 2014, compared with $14.3 million, or $0.11 per diluted share, in 2013.

Non-GAAP Financial Measures

To supplement GFI's unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by GFI include non-GAAP total revenues, non-GAAP net revenues, non-GAAP provision for or benefit from income taxes, non-GAAP net income, non-GAAP diluted earnings per share, cash earnings and cash earnings per share. These non-GAAP financial measures currently exclude from the Company's statement of income amortization of acquired intangibles and certain other items that management views as non-operating, non-recurring or non-cash as detailed in the reconciliation included in the financial tables attached to this release.

In addition, GFI may consider whether other significant non-operating, non-recurring or non-cash items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses. The non-GAAP financial measures also take into account estimated adjustments to income tax expense with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company's performance by excluding certain items that may not be indicative of the Company's core business, operating results or future outlook. GFI's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company's performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity, as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes. Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company's management excludes the GAAP impact of acquired intangible assets on its financial results. GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

A reconciliation of these non-GAAP financial measures to GAAP is included in the financial tables attached to this release.

Conference Call

GFI has scheduled an investor conference call to discuss its second quarter results at 8:30 a.m. (Eastern Time) on Friday, August 1, 2014. Those wishing to listen to the live conference call via telephone should dial 1-877-870-4263 in North America and +1-412-317-0790 outside of North America, and ask for "GFI".

A live audio web cast of the conference call will be available on the Investor Relations section of GFI's Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available.

Supplementary Financial Information

GFI has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (NYSE: GFIG) is a leading intermediary in the global OTC and Listed markets offering an array of sophisticated trading technologies and products to a broad range of financial market participants. More than 2,500 institutional clients benefit from GFI's know-how and experience in operating electronic and hybrid markets for cash and derivative products across multiple asset classes, including fixed income, interest rates, foreign exchange, equities, energy and commodities. GFI's brands include Trayport®, a leading provider of trading solutions for energy markets worldwide and FENICS ®, a market leader in FX options software.

Founded in 1987 and headquartered in New York, GFI employs over 2,000 people globally, with additional offices in London, Paris, Brussels, Nyon, Dublin, Madrid, Sugar Land (TX), Hong Kong, Tel Aviv, Dubai, Manila, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima and Mexico City.

Forward-looking Statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "might," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the "Company") and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger, dated as of July 30, 2014, by and among the Company, CME Group Inc. ("CME"), Commodore Acquisition Corp. and Commodore Acquisition LLC (the "Merger Agreement"), (2) the failure to consummate the merger with CME for reasons including without limitation that the conditions to the merger are not satisfied or waived, the failure to obtain the required stockholder approval, or the failure to receive necessary governmental or regulatory approvals required to complete the transactions contemplated by the Merger Agreement, (3) unexpected costs, charges or expenses resulting from the transactions contemplated by the Merger Agreement, (4) the possible disruption that may be caused by the transactions contemplated by the Merger Agreement to the business and operations of the Company and its relationships with customers, employees and other third parties, (5) economic, political and market factors affecting trading volumes; (6) securities prices or demand for the Company's brokerage services; (7) competition from current and new competitors; (8) the Company's ability to attract and retain key personnel, including highly-qualified brokerage personnel; (9) the Company's ability to identify and develop new products and markets; (10) changes in laws and regulations governing the Company's business and operations or permissible activities; (11) the Company's ability to manage its international operations; (12) financial difficulties experienced by the Company's customers or key participants in the markets in which the Company focuses its brokerage services; (13) the Company's ability to keep up with technological changes; (14) uncertainties relating to litigation and (15) the Company's ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company's financial and other results is included in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GFI Group Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues
Agency commissions	$ 109,692	$ 122,476	$ 231,107	$ 249,048
Principal transactions	45,948	51,562	97,637	101,627
Total brokerage revenues	155,640	174,038	328,744	350,675
Clearing services revenues	28,602	39,439	62,766	77,503
Interest income from clearing services	572	431	1,100	1,168
Equity in net earnings of unconsolidated businesses	1,493	2,300	4,047	5,359
Software, analytics and market data	25,595	21,808	51,360	43,966
Other income, net	6,203	4,262	10,827	7,999
Total revenues	218,105	242,278	458,844	486,670

Interest and transaction-based expenses
Transaction fees on clearing services	26,936	38,424	59,576	75,332
Transaction fees on brokerage services	4,655	5,335	10,158	11,142
Interest expense from clearing services	185	87	354	247
Total interest and transaction-based expenses	31,776	43,846	70,088	86,721
Revenues, net of interest and transaction-based expenses	186,329	198,432	388,756	399,949

Expenses
Compensation and employee benefits	130,003	134,613	267,700	271,628
Communications and market data	13,520	13,743	26,867	27,330
Travel and promotion	7,961	7,857	15,740	15,918
Rent and occupancy	7,890	7,039	15,976	14,251
Depreciation and amortization	8,797	8,334	17,393	16,642
Professional fees	10,107	6,385	16,278	13,112
Interest on borrowings	8,143	7,175	15,927	14,863
Impairment of goodwill	121,619	-	121,619	-
Other expenses	7,237	5,699	14,701	18,523
Total other expenses	315,277	190,845	512,201	392,267

(Loss) income before (benefit from) provision for income taxes	(128,948)	7,587	(123,445)	7,682

(Benefit from) provision for income taxes	(31,277)	719	(30,183)	(4,140)

Net (loss) income before attribution to non-controlling stockholders	(97,671)	6,868	(93,262)	11,822

Less: Net income attributable to non-controlling interests	125	177	531	457
GFI's net (loss) income	$ (97,796)	$ 6,691	$ (93,793)	$ 11,365

Basic (loss) earnings per share	$ (0.78)	$ 0.06	$ (0.76)	$ 0.10
Diluted (loss) earnings per share	$ (0.78)	$ 0.05	$ (0.76)	$ 0.09

Weighted average shares outstanding - basic	124,909,412	118,646,703	123,643,160	117,024,375

Weighted average shares outstanding - diluted	124,909,412	126,603,146	123,643,160	126,080,497

GFI Group Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
As a Percentage of Net Revenues

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues
Agency commissions	58.9%	61.7%	59.5%	62.3%
Principal transactions	24.7%	26.0%	25.1%	25.4%
Total brokerage revenues	83.6%	87.7%	84.6%	87.7%
Clearing services revenues	15.4%	19.9%	16.1%	19.4%
Interest income from clearing services	0.3%	0.2%	0.3%	0.3%
Equity in net earnings of unconsolidated businesses	0.8%	1.2%	1.0%	1.3%
Software, analytics and market data	13.7%	11.0%	13.2%	11.0%
Other income, net	3.3%	2.1%	2.8%	2.0%
Total revenues	117.1%	122.1%	118.0%	121.7%

Interest and transaction-based expenses
Transaction fees on clearing services	14.5%	19.4%	15.3%	18.8%
Transaction fees on brokerage services	2.5%	2.7%	2.6%	2.8%
Interest expense from clearing services	0.1%	0.0%	0.1%	0.1%
Total interest and transaction-based expenses	17.1%	22.1%	18.0%	21.7%
Revenues, net of interest and transaction-based expenses	100.0%	100.0%	100.0%	100.0%

Expenses
Compensation and employee benefits	69.8%	67.8%	68.9%	67.9%
Communications and market data	7.2%	6.9%	6.9%	6.8%
Travel and promotion	4.3%	4.0%	4.0%	4.0%
Rent and occupancy	4.2%	3.5%	4.1%	3.6%
Depreciation and amortization	4.7%	4.2%	4.5%	4.2%
Professional fees	5.4%	3.2%	4.2%	3.3%
Interest on borrowings	4.4%	3.6%	4.1%	3.7%
Impairment of goodwill	65.3%	0.0%	31.3%	0.0%
Other expenses	3.9%	2.9%	3.8%	4.6%
Total other expenses	169.2%	96.1%	131.8%	98.1%

(Loss) income before (benefit from) provision for income taxes	-69.2%	3.9%	-31.8%	1.9%

(Benefit from) provision for income taxes	-16.8%	0.4%	-7.8%	-1.0%

Net (loss) income before attribution to non-controlling stockholders	-52.4%	3.5%	-24.0%	2.9%

Less: Net income attributable to non-controlling interests	0.1%	0.1%	0.1%	0.1%
GFI's net (loss) income	-52.5%	3.4%	-24.1%	2.8%

GFI Group Inc. and Subsidiaries
Selected Financial Data (unaudited)
(Dollars in thousands except per share data)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2014	2013	2014	2013

Brokerage Revenues by Product Categories:
	Fixed Income	$ 43,858	$ 48,578	$ 95,593	$ 95,320
	Financial	46,659	54,414	98,198	106,330
	Equity	25,687	31,106	55,730	64,322
	Commodity	39,436	39,940	79,223	84,703

	Total brokerage revenues	$ 155,640	$ 174,038	$ 328,744	$ 350,675

Brokerage Revenues by Geographic Region:
	Americas	$ 55,254	$ 72,704	$ 116,590	$ 141,483
	Europe, Middle East, and Africa	83,318	79,912	175,887	169,254
	Asia-Pacific	17,068	21,422	36,267	39,938

	Total brokerage revenues	$ 155,640	$ 174,038	$ 328,744	$ 350,675

		June 30,	December 31,
		2014	2013

Consolidated Statement of Financial Condition Data:
	Cash and cash equivalents	$ 172,783	$ 174,606
	Cash held at clearing organizations, net of customer cash	58,204	52,414
	GFI's total balance sheet cash	230,987	227,020
	Balance sheet cash per share	1.83	1.84

	Total assets (1)	1,441,509	1,161,542
	Total debt	250,000	250,000
	Stockholders' equity	310,538	407,276

Selected Statistical Data:
	Brokerage personnel headcount(2) (4)	1,057	1,121
	Employees	2,062	2,087
	Broker productivity for the period(3) (4)	$ 145	$ 127

(1)

Total assets include receivables from brokers, dealers and clearing organizations of $666.7 million and $295.7 million at June 30, 2014 and December 31, 2013, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates, as well as balances with clearing organizations. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations and to clearing customers, for these unsettled transactions.

(2)	Brokerage personnel headcount includes brokers, traders, trainees and clerks.
(3)	Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.
(4)

In the quarter ending March 31, 2014, GFI reclassified certain employees that had previously been included in "Brokerage personnel headcount" to back-office support roles.  The impact to broker productivity was immaterial in all periods presented.

GFI Group Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

GAAP revenues	$ 218,105	$ 242,278	$ 458,844	$ 486,670
Mark-to-market (gain) loss on forward hedges of future foreign currency revenues	(100)	319	(27)	(650)
Net loss on available-for-sale investments	431	-	48	-
Fair value mark-to-market gain on contingent consideration/future purchase commitment	(2,709)	(1,459)	(2,709)	(2,203)
Fair value mark-to-market loss on warrants on investee shares	-	-	-	22
Total Non-GAAP Revenues	215,727	241,138	456,156	483,839

GAAP interest and transaction-based expenses	31,776	43,846	70,088	86,721

Non-GAAP revenues, net of interest and transaction-based expenses	183,951	197,292	386,068	397,118

GAAP other expenses	315,277	190,845	512,201	392,267
Amortization of intangibles	(2,448)	(2,471)	(4,917)	(4,969)
Writedown of investment in unconsolidated affiliate	-	-	(611)	-
Impairment of goodwill	(121,619)	-	(121,619)	-
Modification of compensation arrangements for departing executive	(2,289)	-	(2,289)	-
Expenses from start-up operations	-	(160)	-	(8,573)
Professional fees related to restructuring	(3,250)	-	(3,250)	-
Non-GAAP other expenses	185,671	188,214	379,515	378,725

Non-GAAP pre-tax (loss) income	(1,720)	9,078	6,553	18,393

Income tax impact on Non-GAAP items	28,171	1,097	28,732	5,164
Plus: Non-operating adjustment for the recognition of a tax benefit related to interest income between international affiliates	-	-	-	2,655
Non-GAAP (benefit from) provision for income taxes	(3,106)	1,816	(1,451)	3,679

Less: Net income attributable to non-controlling interests	125	177	531	457

GFI's Non-GAAP net income	$ 1,261	$ 7,085	$ 7,473	$ 14,257

Non-GAAP diluted net income per share	$ 0.01	$ 0.06	$ 0.06	$ 0.11

Pre-tax adjustments to arrive at cash earnings
Amortization of RSUs	5,855	7,360	13,210	15,502
Amortization of prepaid sign-on and retention bonuses	5,735	7,278	12,328	13,390
Depreciation and other amortization (excluding intangibles)	6,349	5,863	12,476	11,673
Total pre-tax adjustments to cash earnings	17,939	20,501	38,014	40,565

Non-GAAP pre-tax cash earnings from ongoing operations	16,219	29,579	44,567	58,958

Non-GAAP (benefit from) provision for income taxes	(3,106)	1,816	(1,451)	3,679

Less: Net income attributable to non-controlling interests	125	177	531	457

GFI's Non-GAAP net cash earnings from ongoing operations	$ 19,200	$ 27,586	$ 45,487	$ 54,822

Non-GAAP cash earnings per share	$ 0.15	$ 0.22	$ 0.35	$ 0.43

Weighted average shares outstanding - diluted	130,865,187	126,603,146	131,146,382	126,080,497

GFI Group Inc.
Adjusted EBITDA

($ in thousands, except share and per share amounts)	2Q13	3Q13	4Q13	1Q14	2Q14	Last twelve months (LTM)

Net income (loss) per U.S. GAAP before attribution to non-controlling interests	$ 6,868	$ (29)	$ (30,865)	$ 4,409	$ (97,671)

Plus: Net income attributable to non-controlling interests	(177)	(432)	(37)	(406)	(125)
GFI's net income (loss)	6,691	(461)	(30,902)	4,003	(97,796)

Plus: Extraordinary and other non-recurring pretax items (i.e., non-GAAP adjustments)	1,491	3,488	22,751	2,770	127,228

Plus: Interest expense	7,262	7,755	8,002	7,953	8,328

Less: Interest income	(579)	(630)	(773)	(651)	(704)

Plus: Income tax expense (benefit)	719	(1,127)	2,994	1,094	(31,277)

Plus: Depreciation and amortization expense (excluding intangibles)	5,863	5,981	6,001	6,127	6,349

Plus: Amortization of RSUs	7,360	6,870	6,951	7,355	5,855

Plus: Amortization of prepaid sign-on and retention bonuses	7,278	5,938	6,038	6,593	5,735

Adjusted EBITDA	$ 36,085	$ 27,814	$ 21,062	$ 35,244	$ 23,718	$ 107,838

Weighted average shares outstanding - diluted						131,146,382

Adjusted EBITDA per share (pre-tax)						$ 0.82

CONTACT: Investor Relations: Mark Brazier, Senior Vice President, 212-968-6905, mark.brazier@gfigroup.com; or Chris Ann Grimmett, Investor Relations Manager, 212-968-4167, chris.grimmett@gfigroup.com; or Media Contact: Patricia Gutierrez, Vice President - Public Relations, 212-968-2964, patricia.gutierrez@gfigroup.com